UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2013

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 7, 2013, Marina Biotech, Inc. (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”) originally dated as of February 10, 2012 among the Purchasers identified on the signature pages thereto (the “Purchasers”), the Company, MDRNA Research, Inc., a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and the 15% secured promissory notes that the Company issued to the Purchasers pursuant thereto (the “Notes”), whereby the Company and the Purchasers agreed that if the Company, at any time prior to April 30, 2013, effects any merger or consolidation of the Company whereby the holders of the issued and outstanding shares of the common stock of the Company (the “Common Stock”) immediately prior to the consummation of such transaction hold less than fifty percent (50%) of the issued and outstanding shares of the voting securities of the surviving corporation immediately following the consummation of such transaction, the Companies will have fully satisfied their obligations to repay the entire unpaid principal balance under the Notes and all accrued and unpaid interest thereon through the issuance to the Purchasers (on a pro rata basis) of an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes at a value of $0.28 per share of Common Stock (which shall be adjusted for corporate events such as stock splits, certain mergers, and subsequent financings effected on or prior to June 30, 2014) (the “Conversion Price”).

In addition, and as further consideration for the Fifth Amendment, the Company agreed to issue to the Purchasers (on a pro rata basis), promptly upon the execution of the Fifth Amendment, warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share, which is subject to adjustment (including as a result of subsequent financings completed on or prior to June 30, 2014), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Note Purchase Agreement.

Immediately upon the issuance to the Purchasers of all of the consideration described in the Fifth Amendment, the Notes shall be deemed cancelled and of no further force and effect, and any obligations of the Companies to the Purchasers pursuant to the Notes shall be deemed satisfied in full.

In addition, the Companies agreed in the Fifth Amendment that at any time prior to the automatic conversion of the Notes as described in the Fifth Amendment, the Purchasers shall have the right, on notice to the Companies, to convert the Notes to an aggregate number of shares of Common Stock calculated by converting the then total outstanding principal and interest under the Notes by the Conversion Price in effect at such time.

Furthermore, pursuant to the Fifth Amendment, the Purchasers agreed to extend the maturity date of the Notes from December 31, 2012 to April 30, 2013.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment and the form of Warrant, a copy of each of which is attached as an exhibit to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Fifth Amendment described in Item 1.01 above, the Company is issuing the Warrants to the Purchasers. The Company is offering the foregoing securities in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated February 10, 2012, and incorporated herein by reference).

10.1	Fifth Amendment to Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

February 12, 2013	By:	/s/ J. Michael French
	Name: Title:	J. Michael French Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated February 10, 2012, and incorporated herein by reference).

10.1	Fifth Amendment to Securities Purchase Agreement.